                                                                    EXHIBIT 5.1


                         [BAKER & MCKENZIE LETTERHEAD]

                                  May 24, 1999

Interim Services Inc.
2050 Spectrum Boulevard
Ft. Lauderdale, Florida 33309

Gentlemen:

         Interim Services Inc., a Florida corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of up to 24,158,149 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to be issued in accordance with the terms of the Agreement and Plan of Merger, dated as of March 24, 1999, as amended (the "Merger Agreement"), by and among the Company, Interim Merger Corporation, a wholly-owned subsidiary of the Company, and Norrell Corporation, which provides for the merger of Norrell Corporation with and into Interim Merger Corporation. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Certificate of Incorporation, as amended, and By-laws, as amended; (ii) resolutions of the Company's Board of Directors authorizing the Agreement and Plan of Merger and the consummation of the transactions contemplated thereby; (iii) the Registration Statement and schedules and exhibits thereto and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinion herein contained. In making the foregoing examinations, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the veracity of the representations and warranties contained in the documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Common Stock registered by the Company pursuant to the Registration Statement has been duly and validly authorized and, when issued in accordance with the Merger Agreement, will be fully-paid and non-assessable.

         Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company as to which we have not been consulted and have not represented the Company. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Florida, the General Corporation Law of the State of Delaware and federal laws of the United States. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of this date, and we assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                      Very truly yours,



                                     BAKER & MCKENZIE
                                     /s/ Baker & McKenzie